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                             ASM INTERNATIONAL N.V.

                                U.S.$140,000,000
                         EQUITY LINE FINANCING AGREEMENT

                                  July 6, 2000

                         CANADIAN IMPERIAL HOLDINGS INC.
                                   as Investor

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
                                TABLE OF CONTENTS

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                                                                                                                   Page
I.  CERTAIN DEFINITIONS........................................................................................      1
   SECTION 1.1. Defined Terms..................................................................................      1
II. PURCHASE AND SALE OF COMMON STOCK..........................................................................      7
   SECTION 2.1. Investments....................................................................................      7
   SECTION 2.2. Limitations on Investment Amounts..............................................................      7
   SECTION 2.3. Mechanics of Notification......................................................................      8
   SECTION 2.4. Closings.......................................................................................      8
   SECTION 2.5. Termination, Suspension and Modification of Investment Obligation..............................      9
III. CONDITIONS PRECEDENT......................................................................................     10
   SECTION 3.1. Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock...........     10
   SECTION 3.2. Conditions Precedent to the Obligation of the Investor to Purchase Common Stock................     10
   SECTION 3.3. Due Diligence Review...........................................................................     13
IV. REPRESENTATIONS AND WARRANTIES OF INVESTOR.................................................................     15
   SECTION 4.1. Authority......................................................................................     15
   SECTION 4.2. No Brokers.....................................................................................     16
   SECTION 4.3. Not an Affiliate...............................................................................     16
   SECTION 4.4. Organization and Standing......................................................................     16
   SECTION 4.5. Absence of Conflicts...........................................................................     16
   SECTION 4.6. Disclosure: Access to Information..............................................................     16
   SECTION 4.7. No Hedging or Short Selling....................................................................     16
   SECTION 4.8. Compliance with Securities Laws................................................................     17
V. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................................     17
   SECTION 5.1. Corporate Organization.........................................................................     17
   SECTION 5.2. Capitalization.................................................................................     17
   SECTION 5.3. Subsidiaries...................................................................................     18
   SECTION 5.4. Authorization..................................................................................     18
   SECTION 5.5. No Violation, Consents.........................................................................     19
   SECTION 5.6. Compliance With Applicable Law.................................................................     19
   SECTION 5.7. Litigation.....................................................................................     20
   SECTION 5.8. SEC Documents, Financial Statement.............................................................     20
   SECTION 5.9. No Undisclosed or Contingent Liabilities.......................................................     21
   SECTION 5.10. Taxes.........................................................................................     21
   SECTION 5.11. Employee Benefit Plan.........................................................................     21
   SECTION 5.12. Absence of Certain Charges....................................................................     22
   SECTION 5.13. Environmental Matters.........................................................................     23
   SECTION 5.14. Material Contracts............................................................................     23
   SECTION 5.15. Properties, Encumbrances......................................................................     24
   SECTION 5.16. Insurance.....................................................................................     24
   SECTION 5.17. Employee Claims; Labor Matters................................................................     24
   SECTION 5.18. Material Disclosure...........................................................................     24
   SECTION 5.19. Intellectual Property.........................................................................     25

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
   SECTION 5.20. No Undisclosed Events or Circumstances........................................................     25
   SECTION 5.21. No Broker.....................................................................................     25
   SECTION 5.22. No Violation of Covenants.....................................................................     25
VI. COVENANTS OF THE COMPANY...................................................................................     25
   SECTION 6.1. Registration Rights............................................................................     25
   SECTION 6.2. Reservation of Common Stock....................................................................     25
   SECTION 6.3. Listing of Common Stock........................................................................     26
   SECTION 6.4. Exchange Act Reporting.........................................................................     26
   SECTION 6.5. Legends........................................................................................     26
   SECTION 6.6. Corporate Existence............................................................................     26
   SECTION 6.7. Additional SEC Documents.......................................................................     26
   SECTION 6.8. "Blackout Period"..............................................................................     26
VII. OTHER ISSUANCES OF COMMON STOCK...........................................................................     27
   SECTION 7.1. Equity Offering Adjustment to Purchase Price...................................................     27
   SECTION 7.2. Other Adjustments to Purchase Price............................................................     27
VIII. GOVERNING LAW AND JURISDICTION...........................................................................     27
   SECTION 8.1. GOVERNING LAW..................................................................................     27
   SECTION 8.2. Jurisdiction...................................................................................     27
   SECTION 8.3. Waiver of Sovereign Immunity...................................................................     28
IX. ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, TERMINATION.......................................................     28
   SECTION 9.1. Assignment.....................................................................................     28
   SECTION 9.2. Entire Agreement; Amendment....................................................................     28
   SECTION 9.3. Publicity......................................................................................     28
   SECTION 9.4. Termination....................................................................................     28
X. NOTICES, COSTS AND EXPENSES., RIGHT OF FIRST REFUSAL, INDEMNIFICATION.......................................     29
   SECTION 10.1. Notices.......................................................................................     29
   SECTION 10.2. Costs and Expenses............................................................................     30
   SECTION 10.3. Right of First Refusal........................................................................     30
   SECTION 10.4. Indemnification...............................................................................     30
   SECTION 10.5. Contribution..................................................................................     33
   SECTION 10.6. General Indemnification.......................................................................     34
   SECTION 10.7. Indemnification of Accountant.................................................................     34
XI. MISCELLANEOUS..............................................................................................     34
   SECTION 11.1. Counterparts..................................................................................     34
   SECTION 11.2. Survival; Severability........................................................................     34
   SECTION 11.3. Title and Subtitles...........................................................................     34
   SECTION 11.4. Effectiveness of the Agreement................................................................     34

EXHIBIT A - FORM OF OPINION OF U.S. COUNSEL
EXHIBIT B - DISCLOSURE SCHEDULE

         EQUITY LINE FINANCING AGREEMENT dated as of July _, 2000 (the "Agreement"), between CANADIAN IMPERIAL HOLDINGS INC., a Delaware corporation (the "Investor") and ASM INTERNATIONAL N.V., a corporation organized under the laws of the Kingdom of the Netherlands (the "Company").

                              W I T N E S S E T H :

         WHEREAS, the parties desire that the Company may Issue to the Investor, and, upon the terms and subject to the conditions contained herein, the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's common shares, Nlg. 0.01 par value per share (the "Common Stock"), for a maximum aggregate Purchase Price of $140,000,000 (the "Maximum Offering Amount"); and

         WHEREAS, contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide to the Investor certain registration rights thereunder and under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws; and

         WHEREAS, contemporaneous with the execution and delivery of this Agreement, the Company and Canadian Imperial Bank of Commerce, an Affiliate of the Investor (the "Lender"), are executing and delivering a Credit Agreement (the "Credit Agreement"), pursuant to which the Lender has agreed to provide to the Company amortizing term loans of up to $75,000,000, collectively.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

                             I. CERTAIN DEFINITIONS

         SECTION 1.1. Defined Terms. As used in this Agreement (including the recitals above), the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

         "Applicable Quantity" shall mean, with respect to each purchase of Common Stock on a Closing Date pursuant to this Agreement, the number of shares of Common Stock that is purchased by the Investor, rounded up or down to the nearest whole number of shares.

         "Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company as of March 31, 2000.

         "Benefit Plan" shall have the meaning set forth in Section 5.11 hereof.

         "Blocking Event" shall have the meaning set forth in Section 2.5(a) hereof.

         "Blocking Notice" shall have the meaning set forth in Section 4 of the Registration Rights Agreement.

         "Bloomberg" shall mean Bloomberg Financial Press.

         "Blue Sky Laws" shall mean the United States state securities and takeover laws.

         "Calculation Date" shall mean the fifth Trading Day following a Notice Date.

         "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

         "Closing" shall mean the consummation of each purchase and sale of Common Stock pursuant to Section 2.4 hereof.

         "Closing Date" shall mean a date that is at least five Business Days following a Notice Date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commitment Period" shall mean the period commencing on the date hereof and expiring on the earliest to occur of (a) the election by the Company or the Investor to terminate this Agreement pursuant to Section 9.4 herein, (b) the date on which the Investor shall have made purchases of Common Stock pursuant to this Agreement in an aggregate Purchase Price of $140,000,000 or such lesser maximum purchase amount as determined pursuant to Section 2.2, (c) the date this Agreement is terminated pursuant to Section 2.5, and (d) the date occurring 24 months (subject to extension as provided by Section 2.5(a)(ii) after the date of this Agreement.

         "Common Stock" shall have the meaning set forth in the first recital of this Agreement.

         "Company Assets" shall have the meaning set forth in Section 5.15 hereof.

         "Company Put Amount" shall have the meaning set forth in Section 2.1(a) hereof.

         "Company Put Notice" shall have the meaning set forth in Section 2.3(a) hereof.

         "Compensation Plans" shall mean any stock or option or similar equity-based compensation plans.

         "Condition Satisfaction Date" shall have the meaning set forth in
Section 3.2 hereof.

         "Credit Agreement" has the meaning set forth in the third recital of the Agreement.

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
         "Disclosure Schedule" shall mean a disclosure schedule, delivered by the Company to the Investor on the date of this Agreement and attached hereto as Exhibit B, concerning the representations and warranties of the Company set forth in Article V of this Agreement.

         "Dollars," "$" or "U.S.$" shall mean United States dollars.

         "Effective Date" shall mean such date as all of the three following conditions shall have occurred: (i) the Company shall have delivered the fully executed Registration Rights Agreement, and any other documents required to be delivered pursuant to the terms of this Agreement, (ii) the Company shall have indicated to the Investor in writing that the Exhibits to this Agreement are in final form and delivered such Exhibits to the Investor, and (iii) the Registration Statement shall have become effective.

         "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations primarily relating to pollution or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations primarily relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise primarily relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "Equity Offering" shall mean the issuance and sale by the Company, (a) in a registered public offering or (b) in a transaction exempt from or not subject to the registration requirements of the Securities Act, of any shares of Common Stock or securities which are convertible into or exchangeable for the Company's Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities (other than securities issued or issuable to any present or future or former (at the time of issuance) employee, officer, director or consultant of the Company or its Subsidiaries pursuant to any Compensation Plans), upon the conversion or exchange of convertible or exchangeable securities or upon the exercise of warrants, or other rights, or upon the issuance of any shares of Common Stock issued upon exercise of options, conversion or exchange of convertible or exchangeable securities, warrants or other rights outstanding on the date of execution and delivery of this Agreement, but other than (i) those listed or described in the SEC Documents, (ii) shares of Common Stock which may be issued upon exercise of options or other rights granted under the Compensation Plans, and (iii) shares of Common Stock or securities which are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities, in each case which are issued in strategic partnering transactions that do not result in an acquisition of a business or a change in control of the Company.

         "Equity Offering Purchase Price" shall mean the lowest effective purchase price per share of the Common Stock (or other securities as described in the definition of "Equity Offering," determined on a common stock equivalent basis and including any exercise or conversion price) in an Equity Offering, expressed as a percentage of the simple average of the daily weighted average price of the Common Stock for the five Trading Days prior to the date of the Equity Offering, as reported on Bloomberg.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "GAAP" shall have the meaning set forth in Section 5.8(a).

         "Governmental Entity" shall mean any federal, state, local or foreign legislative body, court, government, department or instrumentality, or governmental, administrative or regulatory authority or agency.

         "Investment Amount" shall mean, with respect to any purchase of shares of Common Stock on a Closing Date under this Agreement, the product of the Purchase Price and the Applicable Quantity.

         "Investor Call Amount" shall have the meaning set forth in Section 2.1(b) hereof.

         "Investor Call Notice" shall have the meaning set forth in Section 2.3(b) hereof

         "Knowledge of the Company" shall mean the actual knowledge, without independent inquiry, of any of the executive officers of the Company.

         "Knowledge of the Investor" shall mean the actual knowledge, without independent inquiry, of any of the persons executing this agreement on behalf of the Investor.

         "Lender" shall mean the Canadian Imperial Bank of Commerce, in its capacity as a lender under the Credit Agreement.

         "Liens" shall have the meaning set forth in Section 5.15 hereof.

         "Loan Amount" shall mean, as of any specified date, the aggregate principal amount of loans outstanding under the Credit Agreement.

         "Loan Reduction Amount" shall have the meaning set forth in Section 2.4(a)(i)(B)(1) hereof.

         "Margin Call Event" has the meaning set forth in Section 9.10(b) of the Credit Agreement.

         "Material Adverse Effect" shall mean any effect on the business, operations, properties or financial condition of the Company which is material and adverse to the Company or to the Company and any other entities controlled by the Company, taken as a whole, or any condition or situation which could prohibit, impair or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement, the Registration Rights Agreement or the Credit Agreement.

         "Materials of Environmental Concern" shall mean hazardous substances as defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq. and hazardous wastes as defined under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. and petroleum and petroleum products and such other chemicals, materials or substances as are listed as "hazardous wastes", "hazardous materials", "toxic substances", or words of similar import under any similar federal, state, local or foreign laws.

         "Maximum Offering Amount" shall have the meaning set forth in the first recital of this Agreement.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Notice Date" shall mean, with respect to each purchase and sale of Common Stock pursuant to this Agreement, a Trading Day (which shall be at least five Business Days following the previous Notice Date, if any) on which either
(i) the Company delivers to the Investor a Company Put Notice or (ii) the Investor delivers to the Company an Investor Call Notice.

         "Outstanding Commitment Amount" shall have the meaning set forth in
Section 2.2(b) hereof.

         "Payment Date" shall mean the third Business Day following a Closing Date.

         "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or subdivision thereof.

         "Principal Market" shall mean the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, or any similar organization or agency succeeding such market or exchange's functions of reporting prices, whichever is at the time the principal U.S. trading exchange or market for the Common Stock.

         "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement, including post-effective amendments, and all material incorporated by reference in such Prospectus.

         "Purchase Price" shall have the meaning set forth in Section 2.4(c) hereof.

         "Registration Rights Agreement" shall have the meaning set forth in the second recital of this Agreement.

         "Registration Statement" shall have the meaning set forth in Section 3.2(a) hereof.

         "Representative" shall have the meaning set forth in Section 3.3(a) hereof.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Documents" shall have the meaning set forth in Section 5.8 hereof.

         "Securities Act" shall have the meaning set forth in the recitals above.

         "Securities Intermediary" means CIBC World Markets Corp., as securities intermediary under the Security Agreement.

         "Security Agreement" shall mean that Security Agreement, dated as of July 6, 2000, among Advanced Semiconductor Materials (Netherlands Antilles) N.V., as Grantor and the Lender.

         "Stock Price" on a given Trading Day shall mean the volume-weighted average trading price for the Common Stock on the Principal Market during such Trading Day as reported by Bloomberg.

         "Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which 50% or more of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

         "Tax Return" shall mean any report, return, information statement or other information required to be supplied to any federal, state, local or foreign taxing authority, or any election permitted to be made, in connection with Taxes.

         "Taxes" shall mean all taxes, charges, fees, levies, duties or other assessments, including without limitation all net income, gross income, gross receipts, franchise, value added, sales, use, property, ad valorem, transfer, withholding, profits, license, employee, payroll, social security, unemployment, excise, estimated, severance and any other taxes, duties, withholdings, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additional amounts attributable thereto, imposed by any federal, state, local or foreign taxing authority.

         "Trading Day" shall mean any day during which the Principal Market shall be open for business and on which trading of the Common Stock on the Principal Market shall not have been suspended or limited.

         "Volume Limit" shall mean, with respect to each purchase and sale of Common Stock pursuant to a Company Put Notice, that number of shares equal to 25% of the reported trading volume of the Common Stock, as reported by Bloomberg, for the week immediately preceding the week during which the Company delivers to the Investor a Company Put Notice.

                     II. PURCHASE AND SALE OF COMMON STOCK

         SECTION 2.1. Investments. Subject to the terms and conditions set forth herein (including, without limitation, the provisions of Article III hereof), during the Commitment Period:

         (a) Company Put. If the Company elects to deliver a Company Put Notice to the Investor during the Commitment Period in accordance with Section 2.3(a) hereof, then upon the delivery of such Company Put Notice, the Investor shall be obligated to purchase from the Company shares of Common Stock (not to exceed the Volume Limit) on the Closing Date specified therein for an Investment Amount specified therein, which Investment Amount shall not exceed $10,000,000 (the "Company Put Amount").

         (b) Investor Call. In the event that a Margin Call Event shall have occurred and be continuing during the Commitment Period, the Investor may deliver an Investor Call Notice to the Company in accordance with Section 2.3(b) hereof. Upon delivery of such Investor Call Notice, the Company shall be obligated to sell shares of Common Stock to the Investor on the Closing Date specified therein for the Investment Amount specified therein (the "Investor Call Amount"). The Investor Call Amount shall be that amount which, when applied as a reduction in the Loan Amount, shall be sufficient to cure any Margin Call Event occurring under the Credit Agreement. The Investor Call Amount shall be calculated by the Investor and acknowledged by the Company, provided, however, that, the calculation by the Investor shall be deemed correct absent manifest error.

         SECTION 2.2. Limitations on Investment Amounts.

         (a) Overall Maximum. In no event shall the aggregate dollar amount of the purchases of Common Stock made by the Investor at Closings pursuant to
Section 2.1 exceed the Maximum Offering Amount.

         (b) Commitment Period Limits. Notwithstanding the obligation of the Investor to purchase shares of Common Stock pursuant to Section 2.1(a), the difference between the Maximum Offering Amount and the aggregate Investment Amount of all purchases of Common Stock under this Agreement during the Commitment Period (such difference, the "Outstanding Commitment Amount") at any time shall not be less than the Loan Amount.

         (c) 4.9% Limit. Notwithstanding anything to the contrary, the Investor shall not be required or entitled to purchase shares of Common Stock pursuant to an Investor Call Notice to the extent such purchase, when aggregated with all other shares of Common Stock then beneficially owned or deemed beneficially owned by the Investor and all purchases of Common Stock pursuant to this Agreement or otherwise within the previous sixty days, would result in the Investor or any Affiliate of the Investor beneficially owning more than 4.9% of all the issued and outstanding Common Stock on such Closing Date.

         (d) 9.9% Limit. Notwithstanding anything herein to the contrary, the Investor shall not be required or entitled to purchase shares of Common Stock pursuant to this Agreement on any Closing Date to the extent such purchase, when aggregated with all other shares of Common Stock then beneficially owned or deemed beneficially owned by the Investor and all purchases of Common Stock pursuant to this Agreement or otherwise within the previous sixty days, would result in the Investor or any Affiliate of the Investor beneficially owning more than 9.9% of all the issued and outstanding Common Stock on such Closing Date.

         SECTION 2.3. Mechanics of Notification.

         (a) Company Put Notice. On any Notice Date, unless otherwise agreed by the parties to this Agreement, the Chief Executive Officer or the Chief Financial Officer of the Company (or such other person as designated by either in writing) may, at the Company's sole discretion, deliver a written notice to the Investor (each such notice being a "Company Put Notice") which specifies the Company Put Amount and the Calculation Date for determining the Applicable Quantity to be purchased by the Investor on the Closing Date specified therein.

         (b) Investor Call Notice. In the event that a Margin Call Event shall have occurred and be continuing during the Commitment Period, the Investor may, at its sole discretion, deliver a written notice to the Company (an "Investor Call Notice") which specifies the Investor Call Amount and the Calculation Date for determining the Applicable Quantity to be issued by the Company on the Closing Date specified therein. An Investor Call Notice shall be irrevocable.

         (c) Date of Delivery of Notices.

                           (i) Notices to the Investor. A Company Put Notice or
any other notice sent by the Company to the Investor shall be deemed to be delivered on the Trading Day it is transmitted by facsimile with confirmation of acceptance or otherwise received in writing via courier, hand delivery or first-class mail (return receipt requested) by the Investor, or, if received on any day which is not a Trading Day, shall be deemed to be delivered on the immediately succeeding Trading Day.

                           (ii) Notices to the Company. An Investor Call Notice
or any other notice sent by the Investor to the Company shall be deemed to be delivered on the Trading Day it is transmitted by facsimile with confirmation of acceptance or otherwise received in writing via courier, hand delivery or first-class mail (return receipt requested) by the Company, or, if received on any day which is not a Trading Day, shall be deemed to be delivered on the immediately succeeding Trading Day.

         SECTION 2.4. Closings.

         (a) Deliveries at Closings. (i) On each Closing Date pursuant to a Company Put Notice (A) the Company shall deliver to the Investor one or more certificates representing the Applicable Quantity registered in the name of the Investor or, at the Investor's option, deposit such certificate(s) into such account or accounts previously designated by the Investor, and (B) the Investor shall deliver to the Company the Company Put Amount, provided, however that, if such acquisition of Common Stock by the Investor would cause the Outstanding Commitment

Amount to be less than the Loan Amount, the Investor shall: (1) cause the Lender to reduce the Loan Amount by the difference between the Loan Amount and the Outstanding Commitment Amount (the "Loan Reduction Amount") and (2) deliver to the Company the difference between the Company Put Amount and the Loan Reduction Amount.

                           (ii) On each Closing Date pursuant to an Investor
Call Notice (A) the Company shall deliver to the Investor one or more certificates representing the Applicable Quantity registered in the name of the Investor or, at the Investor's option, deposit such certificate(s) into such account or accounts previously designated by the Investor and (B) the Investor shall cause the Lender to reduce the Loan Amount (in the manner determined by the Investor in its sole discretion after consultation with the Lender) by an amount equal to the Investor Call Amount as of the Closing Date, such that any Margin Call Event, as of the relevant Notice Date, shall have been cured.

         (b) On or prior to each Closing Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

         (c) Purchase Price Per Share. The purchase price per share of the Company's Common Stock (the "Purchase Price") shall be determined on the Calculation Date as an amount equal to 95.5% of the simple average of the daily weighted average price of the Common Stock for the five previous Trading Days, as reported on Bloomberg.

         SECTION 2.5. Termination, Suspension and Modification of Investment Obligation.

         (a) Blocking Events. The Investor may, but shall not be required to, purchase any shares of Common Stock from the Company on any Closing Date pursuant to a Company Put Notice or an Investor Call Notice delivered at any time during the Commitment Period when there shall exist any one or more of the following: (A) the withdrawal of the effectiveness of the Registration Statement, (B) the Company's failure to satisfy the requirements of Section 3.2 or 3.3, or (C) any failure or interruption in the compliance by the Company with the covenants provided in Article VI (each of (A), (B), and (C), a "Blocking Event").

         (b) Additional Events of Termination of Investor Obligation. The obligation of the Investor to purchase shares of Common Stock under this Agreement may, if the Investor in its sole and absolute discretion so elects, be terminated in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement, or any withdrawal of the effectiveness of the Registration Statement for a period greater than twenty
(20) Trading Days for any reason other than as a result of subsequent corporate developments which would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act; or (iii) the Company shall at any time fail to comply with the requirements of Section 6.2, 6.3, 6.4, 6.5 or 6.6 and the Company shall fail to cure such noncompliance within (A) (1) if the noncompliance relates to a failure to comply with the provisions of Section 6.3, 6.4, 6.5 or 6.6, thirty (30) calendar days after receipt of notice from the Investor of its election to terminate this Agreement or (2) if the noncompliance relates to a failure to comply with the provisions of Section 6.2, ninety (90) calendar days after receipt of notice from the Investor of its election to terminate this Agreement, provided in either case that the Investor has been notified by the Company of such noncompliance within five (5) Trading Days of the Chief Executive Officer, Chief Financial Officer or Treasurer of the Company having become aware of the occurrence of such noncompliance or, if the noncompliance relates to a failure of the Company to comply with the provisions of Section 6.6, the Investor otherwise becomes aware of such noncompliance or (B) otherwise within five (5) Trading Days of the Chief Executive Officer, Chief Financial Officer or Treasurer of the Company having become aware of the occurrence of such noncompliance; provided, however, that notwithstanding the foregoing, the Investor may, in its sole and absolute discretion, terminate this Agreement if the Company shall fail to maintain the listing of the Common Stock on a Principal Market, or if trading of the Common Stock on a Principal Market shall have been suspended for a period of ten (10) consecutive Trading Days.

                           III. CONDITIONS PRECEDENT

         SECTION 3.1. Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell Common Stock to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below, which conditions cannot be waived without the prior written consent of the Company.

         (a) Accuracy of the Investor's Representations and Warranties. The representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the date of each such Closing as though made at each such time.

         (b) Performance by the Investor. The Investor shall have performed, satisfied and compiled in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which would be reasonably likely to have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

         SECTION 3.2. Conditions Precedent to the Obligation of the Investor to Purchase Common Stock. The obligation of the Investor to purchase pursuant to a Company Put Notice and the right of the Company to deliver a Company Put Notice and the obligation of the Investor hereunder to acquire and pay for Common Stock incident to a Closing is subject to the satisfaction, on the date of delivery of a Company Put Notice, and on the applicable Closing Date (each a "Condition Satisfaction Date") of each of the following conditions, which conditions may be waived with the prior written consent of the Investor.

         (a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC a registration statement on Form F-3, any successor form thereto or other appropriate form (the "Registration Statement") for the registration of the resale of the Common Stock to be acquired pursuant to this Agreement, under the Securities Act, in accordance with the terms of the Registration Rights Agreement. Furthermore, the Company shall have filed (i) with the applicable state securities commissions such blue sky filings as shall have been reasonably requested by the Investor in accordance with the terms of the Registration Rights Agreement, and (ii) any required filings with the NASD or exchange or market where the Common Stock is traded.

         (b) Effective Registration Statement. The Registration Statement shall be in effect and shall remain effective on each Condition Satisfaction Date and
(i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use of the Registration Statement or related Prospectus shall exist.

         (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company as set forth in this Agreement, the Registration Rights Agreement and the Credit Agreement shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties made as of a specific date).

         (d) Performance by the Company. The Company shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

         (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

         (f) Adverse Changes. Since March 14, 2000, the date through which the most recent quarterly report of the Company on Form 6-K has been prepared and filed with the SEC, no event which had or is reasonably likely to have a Material Adverse Effect has occurred, except as disclosed in the SEC Documents or Company press releases subsequent to such date.

         (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

         (h) Legal Opinions. The Company shall have caused to be delivered to the Investor, within five (5) Trading Days following (i) the effective date of the Registration Statement and (ii) the delivery by the Company of a Company Put Notice or the delivery by the Investor of an Investor Call Notice, a letter of the Company's independent counsel containing the opinions and statements set forth in Exhibit A hereto, addressed to the Investor and stating, inter alia, that, without independently checking the accuracy of or completeness of, or otherwise verifying any statements of fact contained in the Registration Statement, no facts have come to such counsel's attention that has caused it to believe that the Registration Statement (as amended, if applicable), contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, not misleading or that the underlying Prospectus (if applicable, as so amended or supplemented) contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances in which they were made, not misleading; provided, however, that in the event that such a letter cannot be delivered by the Company's independent counsel to the Investor, the Company shall promptly notify the Investor and promptly revise the Registration Statement, and the Company shall not deliver a Company Put Notice or, if a Company Put Notice shall have been delivered in good faith without knowledge by the Company that a letter of independent counsel cannot be delivered as required, shall postpone, if necessary, any pending Closing Date (including a Closing Date with respect to an Investor Call Notice) for a period of up to five (5) Trading Days until such a letter is delivered to the Investor (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant to Section 2.4 shall be the lower of such Purchase Price as calculated as of the originally scheduled Closing Date or calculated as of the actual Closing Date.

         (i) Accountant's Letter.

                           (i) The Company shall have furnished to the Investor
a comfort letter of its independent auditors in customary form, including a statement to the effect that they have performed the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor a report addressed to the Investor, (x) within five (5) Trading Days following the effective date of the Registration Statement and (y) within ten (10) Trading Days following the filing with the SEC of each SEC Document containing unaudited financial statements of the Company which is deemed to be incorporated by reference in the Registration Statement; provided, however, that no "agreed upon procedures" report shall be required to be delivered pursuant to this Section 3.2(i) unless and until the Company delivers a Company Put Notice.

                           (ii) In the event that the Investor shall have
requested delivery of an "agreed upon procedures" report pursuant to Section 3.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor.

                           (iii) In the event that a report required by this
Section 3.2 cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall not deliver a Company Put Notice or, if a Company Put Notice shall have been delivered in good faith without knowledge by the Company that a report of its independent auditors cannot be delivered as required, postpone such Closing Date for a period of up to five (5) Trading Days until such a report is delivered (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant to Section 2.4 shall be the lower of such Purchase Price as calculated as of the originally scheduled Closing Date and as of the actual Closing Date.

         (j) Officer's Certificate. The Company shall have delivered to the Investor, on each Closing Date, a certificate in form and substance reasonably acceptable to the Investor, executed by an executive officer of the Company, to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

         (k) Due Diligence. No dispute between the Company and the Investor shall exist pursuant to Section 3.3 as to the adequacy of the disclosure contained in the Registration Statement.

         SECTION 3.3. Due Diligence Review.

         (a) Availability of Information. The Company shall make available, during normal business hours, for inspection and review by the Investor and its Affiliates, external legal advisors and independent accountants (which counsel and accountants shall be reasonably acceptable to the Company and, together with the Affiliates of the Investor, are referred to herein as "Representatives"), all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investor or any of its Representatives in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such Representatives to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement. Notwithstanding the foregoing, the Investor and its Representatives shall be allowed to disclose the information described above to any U.S., Canadian or other securities regulator in connection with an examination by such regulator of the Investor.

         (b) Nonpublic Information. (i) The Company shall not disclose nonpublic information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. The Company may, as a condition to disclosing any nonpublic information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of nonpublic information) in form reasonably satisfactory to the Company and the Investor.

                           (ii) Nothing herein shall require the Company to
disclose nonpublic information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by any such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 3.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain nonpublic information in the course of conducting due diligence in accordance with the terms of this Agreement; provided, however, that in no event shall the Investor's advisors or representatives disclose to the Investor the nature of the specific event or circumstances constituting any nonpublic information discovered by such advisors or representatives in the course of their due diligence without the written consent of the Investor prior to disclosure of such information. The Investor's advisors or representatives shall make complete disclosure to the investor's independent counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investor's independent counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; provided, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investor as to the accuracy of the Registration Statement and related Prospectus. In the event after such consultation the Investor's independent counsel reasonably believes that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, (A) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, (B) if the Company disputes the existence of any such material misstatement or omission, and (1) the dispute relates to information other than financial statements, schedules and other financial or statistical information included or incorporated by reference therein, the Company's independent counsel shall provide the Investor's independent counsel with a letter (customary in form and scope as provided to an underwriter in an underwritten public offering) stating that, without independently checking the accuracy or completeness of, or otherwise verifying, any statements of fact contained in the Registration Statement, nothing has come to their attention that would lead them to believe that the Registration Statement or the related Prospectus, as of the date of such letter, contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or the related Prospectus or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading or (2) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter, or (C) if the Company disputes the existence of any such material misstatement or omission, and the dispute relates to the timing of disclosure of a material event and the Company's independent counsel is unable to provide the letter referenced in clause (B)(1) above to the Investor, then this Agreement shall be suspended for a period of up to thirty
(30) days (or if a Blocking Notice has occurred and is occurring at the end of such period, such period shall be extended until the date of the expiration of such Blocking Notice) and, at the end of which, if the dispute still exists between the Company's independent counsel and the Investor's independent counsel, either (x) the Company shall amend the Registration Statement as provided above or provide to the Investor the Company's independent counsel letter or a copy of the letter of the Company's independent auditors referenced above, as applicable, or (y) the obligation of the Investor to purchase shares of Common Stock pursuant to this Agreement shall terminate.

                 IV. REPRESENTATIONS AND WARRANTIES OF INVESTOR

         The Investor represents and warrants to the Company as follows:

         SECTION 4.1. Authority. The Investor has full power and authority to execute and deliver this Agreement and the Registration Rights Agreement, and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Investor. No other proceedings on the part of Investor are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         SECTION 4.2. No Brokers. The Investor has taken no action that would give rise to any claim by any person (other than the Investor as set forth in Section 10.2 hereof) for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

         SECTION 4.3. Not an Affiliate. The Investor is not an officer, director or Affiliate of the Company.

         SECTION 4.4. Organization and Standing. The Investor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority as a corporation to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualifications necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect.

         SECTION 4.5. Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, or the provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or require the approval of any third party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

         SECTION 4.6. Disclosure: Access to Information. The Investor has received all documents, records, books and other information pertaining to the Investor's investment in the Company that have been requested by the Investor. The Investor further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed or received copies of any such reports that have been requested by it and that it considers necessary or appropriate for deciding whether to enter into this Agreement and perform its obligations hereunder. The Investor further represents that it had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the purchase of the Common Stock and the business, properties, prospects and financial condition of the Company.

         SECTION 4.7. No Hedging or Short Selling. (a) During the period sixty
(60) days prior to the date of this Agreement the Investor has not engaged in any short sales or hedging of any kind in anticipation of this Agreement, and
(b) during the term of this Agreement the Investor may make sales in anticipation of Company Put Notices, but may not make any sales with the intention of reducing the price of the Common Stock to Investor's benefit.

         SECTION 4.8. Compliance with Securities Laws. The Investor acknowledges and agrees that any transactions in the Common Stock effected by the Investor shall comply with all applicable securities laws, including, without limitation, if applicable, Regulation M promulgated under the Exchange Act.

                V. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in the SEC Documents, Company press releases or in the Disclosure Schedule delivered by the Company to the Investor on the date hereof, the Company represents and warrants to the Investor as follows:

         SECTION 5.1. Corporate Organization. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. The Company has made available to the Investor or its agents complete and correct copies of the Certificate of Incorporation, as amended, and by-laws of the Company as in effect on the date hereof.

         SECTION 5.2. Capitalization. (a) The authorized Capital Stock of the Company consists of (i) 60,000,000 shares of Common Stock, (ii) 6,900 shares of preferred stock, Nlg. 100 par value per share (the "Preferred Stock") and (iii) 900 financing preferred shares, Nlg. 100 par value per share (the "Financing Preferred Stock"). As of the date of this Agreement, there were (i) 48,758,946 shares of Common Stock issued, all of which are duly authorized and validly issued, fully paid and nonassessable, (ii) no shares of Common Stock owned by the Company in its treasury and (iii) 430,100 shares of Common Stock reserved for issuance pursuant to stock options granted or which may be granted under the Compensation Plans. As of the same date, there were no shares of Preferred Stock or Financing Preferred Stock outstanding. The Company has not issued any Common Stock since June 30, 2000, except pursuant to the exercise of stock options or pursuant to the Company's Compensation Plans, nor has the Company since such date repurchased or redeemed or acquired any such shares. No shares of Capital Stock of the Company are entitled to preemptive rights.

         (b) Except as set forth in Section 5.2(a) above and in Schedule 5.2(b), the Company does not have outstanding any Capital Stock or securities convertible into or exchangeable for any shares of Capital Stock or any options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or otherwise obligating the Company to issue or sell or entitling any Person to acquire from the Company, and the Company is not a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of its Capital Stock or securities convertible into or exchangeable for any of its Capital Stock.

         (c) Upon issuance of the Common Stock, and payment of the Purchase Price therefor, pursuant to a purchase and sale in accordance with the terms of this Agreement, the Company will transfer to the Investor good and valid title to the Common Stock, free and clear of any material Lien, other than Liens, if any, created by the Investor and such Common Stock will be duly authorized, fully paid and nonassessable.

         SECTION 5.3. Subsidiaries.

         (a) The Company does not have any Subsidiaries that own material assets or are subject to material liabilities, other than those listed on Schedule 5.3(a) of the Disclosure Schedule. Except as set forth in Schedule 5.3(a), each Subsidiary is, directly or indirectly, wholly owned by the Company.

         (b) Except as set forth in Schedule 5.3(b), (i) all the outstanding stock or other equity or ownership interests of each Subsidiary is owned free and clear of all material Liens and is validly issued and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary is a party or otherwise obligating any Subsidiary to issue or sell, or entitling any Person to acquire from any Subsidiary, and no Subsidiary is a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of the Capital Stock or any securities convertible into or exchangeable for the Capital Stock of any such Subsidiary.

         SECTION 5.4. Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to issue the Common Stock pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Registration Rights Agreement, and the issuance of the Common Stock issuable upon a Closing, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company. To the Knowledge of the Company, no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the Registration Rights Agreement, and the issuance of the Common Stock issuable upon a Closing, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and the Common Stock issuable in accordance with the terms of this Agreement, upon the payment of the purchase price therefor in accordance with the terms hereof and thereof, will be duly and validly issued, fully paid and nonassessable. Each of this Agreement and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         SECTION 5.5. No Violation, Consents.

         (a) Assuming the making or receipt of all filings, notices, registrations, consents, approvals, permits and authorizations described in this
Section 5.5, the execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and by the Registration Rights Agreement., the compliance by the Company with any of the provisions hereof or of the Registration Rights Agreement, will not
(i) conflict with, violate or result in any breach of the Certificate of Incorporation, as amended, or by-laws of the Company or its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of the Company or any of its Subsidiaries pursuant to any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Entity, binding on the Company or any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (i), (ii) and (iii) conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, and liens which, individually or in the aggregate, would not have a Material Adverse Effect, would not prevent or materially delay consummation of the transactions contemplated hereby and would not affect the validity of the issuance of the Common Stock.

         (b) Except for (i) applicable requirements, if any, under Blue Sky Laws, (ii) the filing of additional listing applications with Nasdaq, and (iii) the filing of the Registration Statement, no filing, consent, approval, permit, authorization, notice, registration or other action of or with any Governmental Entity is required to be made or obtained by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Registration Rights Agreement, the issuance of the Common Stock or the consummation by the Company of the transactions contemplated hereby and thereby.

         SECTION 5.6. Compliance With Applicable Law. The businesses of the Company are not being conducted in violation of any law, ordinance, rule, regulation, judgment, decree or order of any Governmental Entity, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries possess all domestic and foreign governmental licenses, permits, authorizations and approvals and have made all registrations and given all notifications required under federal, state, local or foreign law to carry on in all respects their businesses as currently conducted, except as otherwise disclosed in writing by the Company to the Investor on or prior to the date hereof, and except where the failure to have any such licenses, permits, authorizations or approvals, individually or in the aggregate, would not have a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.7. Litigation. There is no claim, action or proceeding (including any condemnation proceeding) pending or, to the Knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries by or before any Governmental Entity or arbitrator that if adversely determined, individually or in the aggregate, would have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had, or would reasonably be expected in the future to have, a Material Adverse Effect or which reasonably could be expected to materially adversely affect the transactions contemplated by this Agreement.

         SECTION 5.8. SEC Documents, Financial Statements.

         (a) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents, together with all exhibits, financial statements and schedules thereto required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to
Section 13(a) or 15(d) thereof (all of the foregoing, and all other documents and registration statements, whether heretofore or hereafter filed by the Company with the SEC since January 1, 1996, and the Registration Statement, when declared effective, being hereinafter referred to as the "SEC Documents"). The Common Stock is currently listed or quoted on the Principal Market, which is, as of the date hereof, the Nasdaq National Market. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents through the date hereof. The Company has not provided to the Investor any material information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated herein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of delivery by the Investor of the Prospectus contained in the Registration Statement in connection with sales of Common Stock by the Investor, such Prospectus will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and other federal, state and local laws, rules and regulations applicable to such Prospectus, absent a Blocking Notice in effect on such date. The financial statements of the Company included (or incorporated by reference) in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (b) During the three (3) years preceding the date hereof, the SEC has not issued an order preventing or suspending the use of any prospectus relating to the offering of any shares of Common Stock or instituted proceedings for that purpose.

         SECTION 5.9. No Undisclosed or Contingent Liabilities. Neither the Company nor any of its Subsidiaries has any claims, liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its consolidated Subsidiaries under GAAP, except for claims, liabilities or obligations (i) reflected or reserved against on the Balance Sheet, (ii) disclosed in the Company's most recent Form 20-F or any SEC Document filed subsequent to such Form 20-F or (iii) incurred by the Company or any of its Subsidiaries since March 31, 2000 in the ordinary course of business and consistent with past practice and that, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 5.10. Taxes. The Company and its Subsidiaries have timely filed all necessary Tax Returns and notices and have paid all federal, state, county, local and foreign taxes of any nature whatsoever for all the tax years through December 31, 1999 indicated on such Tax Returns as being due and payable, to the extent such taxes have become due (other than taxes which are being challenged in good faith by the Company and have been adequately reserved for by the Company), except where any failure to file or pay would not have a Material Adverse Effect. There are no tax deficiencies which would reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries have paid all Taxes which have become due and payable by the Company (other than Taxes that are being challenged in good faith or have been adequately reserved for by the Company), whether pursuant to any assessments, or otherwise, except where any failure to pay would not have a Material Adverse Effect, and there is no further liability (whether or not disclosed on such returns) or assessments for any such Taxes, and no interest or penalties accrued or accruing with respect thereto; the amounts currently set up as provisions for Taxes or otherwise by the Company and its Subsidiaries on their books and records are sufficient in all material respects for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, except where such insufficiency would not have a Material Adverse Effect, and for which the Company and its Subsidiaries may be liable in their own right, or as transferee of the assets of, as successor to any other corporation, association, partnership, joint venture or other entity.

         SECTION 5.11. Employee Benefit Plan. All employee benefit plans and other benefit arrangements covering the employees of the Company and its Subsidiaries (the "Benefit Plans") have been operated and administered in all material respects in compliance with their terms and applicable law, and there are no claims, liabilities or obligations of any kind whatsoever relating to the Benefit Plans which individually or in the aggregate would have a Material Adverse Effect.

         SECTION 5.12. Absence of Certain Charges. Since March 31, 2000, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

                           (i) to the Knowledge of the Company, any event,
occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect,

                           (ii) any declaration, setting aside or payment of any
dividend or other distribution with respect to any shares of Capital Stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of Capital Stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

                           (iii) any amendment of any material term of any
outstanding security of the Company or any Subsidiary;

                           (iv) any incurrence, assumption or guarantee by the
Company or any Subsidiary of any indebtedness for borrowed money, other than (i) working lines of credit or borrowings under existing lines of credit or floor plan financing arrangements, (ii) any license fees and royalties and (iii) pursuant to any lease;

                           (v) any creation or assumption by the Company or any
Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practice;

                           (vi) any making of any loan, advance or capital
contributions to or investment in any Person in excess of $500,000 other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practice;

                           (vii) any damage, destruction or other casualty loss
(whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                           (viii) any transaction or commitment made, or any
contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in any such case, material to the Company and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement; or

                           (ix) any material change in any method of accounting
or accounting practice by the Company or any Subsidiary.

         SECTION 5.13. Environmental Matters.

         (a) The Company and its Subsidiaries have obtained all permits, licenses and other authorizations, and have made all registrations and given all notifications, that are required with respect to the operation of their respective businesses under all applicable Environmental Laws other than those permits, licenses, other authorizations, registrations and notifications the failure of which to obtain or make, individually or in the aggregate, would not have a Material Adverse Effect.

         (b) The Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of the required permits, licenses and other authorizations referred to in subsection (a) of this Section 5.13, and also in compliance in all material respects with any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, settlement agreement, notice or demand letter issued, entered, promulgated or approved thereunder, other than where the failure to be in such compliance, individually or in the aggregate, would not have a Material Adverse Effect.

         (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter (collectively, "Actions") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating in any way to Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder other than Actions that, if determined adversely to the Company or such Subsidiaries, would not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.14. Material Contracts.

         (a) Except as filed as an exhibit to or incorporated by reference in the Company's registration statement on Form F-3, which became effective on April 7, 2000, as of the date hereof neither the Company nor any Subsidiary is a party to or is bound by any agreement or arrangement that is required to be filed in accordance with the terms of Item 601(b)(10) of Regulation S-K under the Securities Act ("Material Contracts").

         (b) Each Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of the Company or the Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is enforceable against the Company or its Subsidiaries and, to the Knowledge of the Company, each other party thereto in accordance with its terms, except to the extent that such enforceability is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity, and neither the Company nor any of Its Subsidiaries, nor, to the Knowledge of the Company, any other party thereto is in conflict therewith or in violation or breach thereof or default thereunder, except for such conflicts, violations, breaches and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.15. Properties, Encumbrances. Subject to the next succeeding sentence, each of the Company and its Subsidiaries has good and valid title, and in the case of real property, insurable title, to all material properties and assets which it purports to own (real, personal and mixed, tangible and intangible, including all forms of goodwill, rights, intellectual property and intellectual property rights) (collectively, the "Company Assets"), including, without limitation, all the material properties and assets reflected on the Balance Sheet (except for (i) real and personal property sold since the date of the Balance Sheet or which was obsolete or no longer useful in connection with the businesses of the Company and its Subsidiaries and (ii) capital leases reflected on the Balance Sheet), and all material properties and assets purchased by the Company and its Subsidiaries since the date of the Balance Sheet. All Company Assets are free and clear of all liens, mortgages, claims, interests, charges, security interests or other encumbrances or adverse interests of any nature whatsoever and other title or interest retention arrangements ("Liens") except (A) as reflected on the Balance Sheet, (B) as set forth on Schedule 1 to the Credit Agreement, (C) statutory Liens of carriers, warehousemen, mechanics, workmen and materialmen for liabilities and obligations incurred in the ordinary course of business consistent with past practice that are not yet delinquent or being contested in good faith, (D) such defects, irregularities, encumbrances and other imperfections of title as normally exist with respect to property similar in character and that, individually or in the aggregate together with all other such exceptions, do not have a Material Adverse Effect, (E) Liens for Taxes and (F) Liens that do not interfere with the present use of the property subject to the Lien.

         SECTION 5.16. Insurance. All current primary, excess and umbrella policies of insurance owned or held by or on behalf of or providing insurance coverage to the Company or any of its Subsidiaries are in full force and effect. With respect to all such insurance policies purchased by the Company or any of its Subsidiaries, no premiums are in arrears and no notice of cancellation or termination has been received with respect to any such policy, other than notices of cancellation or termination routinely sent at the end of a policy term. To the Knowledge of the Company, the insurance coverage of the Company and its Subsidiaries is consistent with the coverage generally maintained by corporations of similar size and engaged in similar lines of business.

         SECTION 5.17. Employee Claims; Labor Matters. There are no claims or actions pending or, to the Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, unions, or former employees that would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries have no collective bargaining agreements covering employees of the Company or any Subsidiary.

         SECTION 5.18. Material Disclosure. To the Knowledge of the Company, there is no fact, transaction or development which the Company has not disclosed to the Investor in writing (including pursuant to the SEC Documents filed prior to the date hereof) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. This Agreement (including any Exhibit or Schedule hereto) and any written statements, documents or certificates furnished to the Investor by the Company or its Subsidiaries prior to the date hereof in connection with the transactions contemplated hereby, taken as a whole, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.19. Intellectual Property. The Company and its Subsidiaries own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights material to the general business now operated by them and neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         SECTION 5.20. No Undisclosed Events or Circumstances. To the Knowledge of the Company, since March 31, 2000, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company.

         SECTION 5.21. No Broker. The Company has taken no action which would give rise to any claim by any Person for brokerage commissions, finder's fees or similar payments by the Investor relating to this Agreement for the transactions contemplated hereby.

         SECTION 5.22. No Violation of Covenants. To the Knowledge of the Company, no event of default has occurred and is continuing (or event which with the lapse of time or notice or both would constitute such an event) which has not otherwise been waived under any revolving credit facility, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for money borrowed or any other material agreement to which the Company or any of its Subsidiaries is bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, and in any case, which the failure to cure or obtain a waiver with respect to such default would have a Material Adverse Effect.

                          VI. COVENANTS OF THE COMPANY

         SECTION 6.1. Registration Rights. The Company shall comply in all respects with the terms of the Registration Rights Agreement.

         SECTION 6.2. Reservation of Common Stock. Except as disclosed in the SEC Documents, the Company has reserved and will continue to reserve and keep available at all times during the Commitment Period, the number of shares of Common Stock, free of preemptive rights, set forth below:

         (a) on the Effective Date, a number of shares equal to or greater than the result of (i) S140,000,000 divided by (ii) the Purchase Price on the Effective Date, rounded up to the nearest whole integer; and

         (b) on each Trading Day following the Effective Date, a number of shares equal to or greater than the result of (i) an amount equal to 120% of the Loan Amount on such Trading

Day divided by (ii) the Purchase Price on such Trading Day, rounded up to the nearest whole integer.

         Notwithstanding the foregoing, the number of shares so reserved from time to time shall be adjusted proportionally to reflect stock splits, dividends, distributions, redenominations, combinations and similar transactions involving the Company's Common Stock.

         SECTION 6.3. Listing of Common Stock. During the term of this Agreement, the Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as reasonably practicable but in any event no later than the Effective Date to list the shares of Common Stock issuable under this Agreement, subject to the terms of the Registration Rights Agreement. The Company further agrees that, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock issuable under this Agreement, and will take such other action as is necessary or desirable to cause the Common Stock to be listed on such other Principal Market as promptly as possible. If the Principal Market is the Nasdaq National Market, the Company shall maintain sufficient net tangible assets to satisfy the requirements of the NASD for the listing of the Common Stock on the Nasdaq National Market.

         SECTION 6.4. Exchange Act Reporting. During the term of this Agreement, the Company will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act. If required, the Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

         SECTION 6.5. Legends. The Company shall instruct the applicable transfer agent to remove all legends or stop transfer or other restrictions from the certificates representing shares of Common Stock to be sold by the Investor pursuant to the Registration Statement.

         SECTION 6.6. Corporate Existence. During the term of this Agreement, the Company will take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that nothing herein shall be construed to limit the ability of the Company to partake in any merger, asset sale or acquisition transaction involving the Company, subject to the Company complying with the terms of this Agreement.

         SECTION 6.7. Additional SEC Documents. During the term of this Agreement, the Company will notify the Investor as and when all SEC Documents are submitted to the SEC for filing.

         SECTION 6.8. "Blackout Period". During the term of this Agreement, the Company will immediately notify the Investor upon the occurrence of any of the events described in Section 3(d) of the Registration Rights Agreement. During the period in which any of the events described therein has occurred and is continuing, the Investor shall not be obligated to purchase any shares of Common Stock pursuant to a Company Put Notice.

                      VII. OTHER ISSUANCES OF COMMON STOCK

         SECTION 7.1. Equity Offering Adjustment to Purchase Price. In the event that the Company makes an Equity Offering of or in excess of 100,000 shares during the Commitment Period or during the period in which any portion of the Loan Amount is outstanding, then notwithstanding anything herein to the contrary, the Purchase Price of Common Stock following the consummation of the Equity Offering shall be the lower of (a) the Equity Offering Purchase Price and
(b) the Purchase Price determined hereunder with respect to purchases of Common Stock by the Investor.

         SECTION 7.2. Other Adjustments to Purchase Price. The daily weighted average selling price of the Common Stock for any Trading Day used to calculate the Purchase Price shall be adjusted proportionally to reflect any stock splits, stock dividends, reclassifications, redenominations, combinations and similar transactions involving the Company's Common Stock.

                      VIII. GOVERNING LAW AND JURISDICTION

         SECTION 8.1. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         SECTION 8.2. Jurisdiction. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the option of either party, be litigated only in the United States District Court for the Southern District of New York located in New York County, New York, unless such District Court declines jurisdiction, in which case such actions or proceedings shall be litigated only in the state court located in New York County, New York. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection which it might now or hereafter have to the laying of venue of any proceeding in the United States District Court for the Southern District of New York or the courts of the State of New York in New York County, and any claim that any proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees that it shall at all times have an authorized agent in New York County, New York, upon whom process may be served in connection with any proceeding hereunder, and the Company has appointed Corporation Service Company, which currently maintains an office at Two World Trade Center, Suite 8746, New York, NY 10048, as its agent for such purposes. If for any reason such person shall cease to act as agent for the service of process, the Company shall promptly appoint another such agent, and shall forthwith notify the Investor of such appointment. The submission to jurisdiction reflected in this paragraph shall not (and shall not be construed so as to) limit the right of any person to commence proceedings in any court of competent jurisdiction, nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law. The parties hereto waive any right to a jury trial in connection with any litigation pursuant to this Agreement.

         SECTION 8.3. Waiver of Sovereign Immunity. The Company irrevocably waives, to the fullest extent permitted by law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in any court relating in any way to this Agreement and agrees that it will not raise or claim or cause to be pleaded any such immunity at or in respect of such action or proceeding.

            IX. ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, TERMINATION

         SECTION 9.1. Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the Investor's rights and obligations under this Agreement may be assigned at any time, in whole, to any Affiliate of the Investor (a "Permitted Transferee"), provided, however, that any such assignment shall not release the Investor from its obligations hereunder. The rights and obligations of the Investor under this Agreement shall inure to the benefit of, and be enforceable by and against, any such Permitted Transferee.

         SECTION 9.2. Entire Agreement; Amendment. This Agreement, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         SECTION 9.3. Publicity. Each of the Company and the Investor agrees that it will not disclose, and will not include in any public announcement, the name of the other without its prior consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Except as may be required by law, each of the Company and the Investor shall not issue any press release or make any public statement with respect to this Agreement prior to consultation with the other party.

         SECTION 9.4. Termination.

         (a) The Company and the Investor may, by mutual written consent, at any time, terminate this Agreement and any obligation by the Investor to purchase any Investment Amount for the remainder of the Commitment Period.

         (b) The Investor may terminate this Agreement as a result of (i) a breach by the Company of any material representation, warranty, covenant or other obligation in this Agreement or the Registration Rights Agreement or (ii) if the Investor reasonably determines, in its sole discretion, at any time that the adoption of, or change in, or any change in the interpretation or application of, any law, regulation, rule, guideline or treaty (including, but not limited to, changes of capital adequacy) makes it illegal or materially impractical for the Investor to fulfill its commitment pursuant to this Agreement, but in the case of either (i) or (ii) above, the Investor may terminate this Agreement only after a 60-day period in which the parties negotiate in good faith, in the case of (i), a reasonable substitute for such provision or, in the case of (ii), a reasonable alternative manner not illegal or impossible for the Investor to fulfill its commitment pursuant to this Agreement.

    X. NOTICES, COSTS AND EXPENSES, RIGHT OF FIRST REFUSAL, INDEMNIFICATION

         SECTION 10.1. Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

                           If to the Company, to:

         ASM International N.V.
         Jan Van Eycklaan 10
         3723 Bilthoven
         The Netherlands
         Attn:  Rinse de Jong
         Tel:  (31) 30-229-8540
         Fax: (31) 30-228-7469

                  With a copy (which shall not constitute notice) to:

         Quarles & Brady LLP
         One East Camelback Road, Suite 400
         Phoenix, Arizona 85012-1649
         Attn:  Bob Moya
         Tel:  (602) 230-5500
         Fax:  (602) 230-5598

                           If to the Investor, to

         Canadian Imperial Holdings Inc.
         C/o CIBC World Markets Corp.
         425 Lexington Ave.
         New York, NY  10017
         Attn:  Paul Flynn or Jeff Haas

         Tel:  (212) 856-6506
         Fax:  (212) 856-4054

                           With a copy (which shall not constitute notice) to:

         Mayer, Brown & Platt
         1675 Broadway
         New York, NY  10019
         Attn:  David K. Duffee
         Tel:  (212) 506-2630
         Fax:  (212) 262-1910

         Subject to Section 2.3(c), notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile during normal business hours of the recipient. Notice otherwise sent as provided herein shall be deemed given on the third (3rd) business day following the date mailed or on the second business day following the date of deposit for delivery of such notice with a reputable air courier service.

         SECTION 10.2. Costs and Expenses.

         (a) Out-of-pocket Costs. The Company shall be responsible for the Investor's reasonable out-of-pocket costs and expenses, including fees and expenses of its legal counsel, in connection with the performance of its obligations hereunder up to a maximum amount of $70,000. The Company agrees to pay the Investor the amounts due under this clause no later than the Agreement Date.

         (b) Commitment Fee. The Company shall pay to the investor a fee of $1,250,000 on the date of the execution of this Agreement, provided, however, that if prior to the ninetieth (90th) day following the execution of this Agreement, this Agreement shall have been terminated and the Loan Amount shall have been zero, the Investor shall repay to the Company the sum of $400,000.

         SECTION 10.3. Right of First Refusal. In consideration for the Investor to engage in the transactions contemplated by this Agreement, the Company hereby grants to CIBC World Markets, an Affiliate of the Investor, a right of first refusal to lead any public or private financing transaction for as long as the Loan Amount shall exceed $5,000,000. CIBC World Markets shall have the right to assign this right of first refusal to any of its Affiliates, subject to the prior consent of the Company, which consent shall not be unreasonably withheld. This right of first refusal shall not (and shall not be construed so as to) limit the right of the Investor, CIBC World Markets, or any of their respective Affiliates to exercise any other right of refusal granted to such entities by the Company.

         SECTION 10.4. Indemnification.

         (a) Indemnification of Investor. The Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                           (i) against any and all loss, liability, claim,
damage and reasonable expense whatsoever, as incurred, arising out of any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
damage and reasonable expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10.3(d) below) any such settlement is effected with the written consent of the Company; and

                           (iii) against any and all reasonable expenses
whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened in writing, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that no indemnity obligation of the Company shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in the Revised Statement (or any amendment thereto), including the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company. The Investor agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in clause (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with information furnished to the Company by or on behalf of the Investor expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus.

         (c) Action against Parties, Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, in any case, to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party reasonably promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its own counsel in any such case but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there are fundamental defenses available to it or them which are inconsistent with those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified parties), in any of which events such reasonable fees and expenses of one additional counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to one local counsel) separate from its own counsel for the indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10.4 or
Section 10.5 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each such nonconsenting indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any such nonconsenting indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 10.4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 10.5. Contribution. If the indemnification provided for in
Section 10.4 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses to the extent provided for herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investor on the other hand from the offering of the Common Stock pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(a) above but also the relative fault of the Company on the one hand and of the Investor on the other hand and in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Investor on the other hand in connection with the offering of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective portions as the total proceeds from the offering of the Common Stock pursuant to this Agreement received by the Company from the Investor, on the one hand, and the total profits received by the Investor upon the sale of such Common Stock issuable hereunder, on the other hand bear to the aggregate public offering price of the Common Stock.

         The relative fault of the Company on the one hand and the Investor on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 10.5 were determined on a pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10.5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10.5 shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 10.5, the Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Stock purchased by it and resold to the public exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 10.5, each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Investor, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

         SECTION 10.6. General Indemnification. Each party shall indemnify the other against any material loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such party's breach of any representation, warranty, covenant or agreement in this Agreement.

         SECTION 10.7. Indemnification of Accountant. The Investor hereby agrees to hold harmless the Company's independent auditors from any liability that may arise out of the delivery of an "agreed upon procedures" letter pursuant to
Section 3.3(b)(ii) hereof.

                               XI. MISCELLANEOUS

         SECTION 11.1. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

         SECTION 11.2. Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. The indemnity and contribution agreements contained in Sections 11.3 and 11.4 hereof shall survive and remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period,
(ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         SECTION 11.3. Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         SECTION 11.4. Effectiveness of the Agreement. This Agreement shall be effective as of the Effective Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

         ASM INTERNATIONAL N.V.                      CANADIAN IMPERIAL HOLDINGS INC.

         By:                                         By:
            --------------------                        ---------------------------
            Name:                                       Name:
            Title:                                      Title:

                                                                       EXHIBIT A

                   [LETTERHEAD OF U.S. COUNSEL TO THE COMPANY]

                                     [Date]

Canadian Imperial Holdings Inc.
C/o CIBC World Markets Corp.
425 Lexington Ave.
New York, NY 10017
                             ASM International N.V.

Ladies and Gentlemen:

                  We have acted as U.S. counsel for ASM International N.V., a company organized under the laws of the Kingdom of the Netherlands (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "SEC") of a Registration Statement on Form F-3 (as amended from time to time, the "Registration Statement"), relating to the issuance from time to time of up to [ ] shares of the Company's common stock, par value Nlg. 0.01 per share (the "Common Stock"), to you pursuant to the terms of the Equity Line Financing Agreement (the "Financing Agreement") and the Registration Rights Agreement (the "Rights Agreement"), each dated as of July 6, 2000, between you and the Company. This opinion is being delivered to you pursuant to Section 3.2(h)[(i)-(v)](1) of the Financing Agreement. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Financing Agreement.

                  In rendering the opinions expressed below, we examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate, including the Financing Agreement, the Rights Agreement and the Registration
Statement.

                  Based on the foregoing, we are of the opinion that:

                  1. The Registration Statement has been declared effective by the SEC, and, as of the date hereof, no stop order or restraining order has been issued in connection with the Registration Statement, no withdrawal or suspension of the effectiveness of the Registration Statement has occurred and is continuing, and, to our knowledge, no investigation, proceeding or litigation has been commenced or threatened before the SEC or any other agency of the United States with respect to the making or consummation of the transactions contemplated by the Registration Statement, the Financing Agreement and the Registration Rights Agreement.

--------
            (1)   Select applicable provision.

                  2. [The Common Stock, when issued and delivered in accordance with the terms of the Financing Agreement, will be duly authorized, validly issued, fully paid and non-assessable .](2)

                  3. [The Common Stock subject to the Company Put Notice, dated _________, a copy of which is attached hereto, when issued and delivered in accordance with the terms of the Financing Agreement, will be duly authorized, validly issued, fully paid and non-assessable.](3)

                  4. [The Common Stock subject to the Investor Call Notice, dated _________, a copy of which is attached hereto, when issued and delivered in accordance with the terms of the Financing Agreement, will be duly authorized, validly issued, fully paid and non-assessable.](4)

                  We have acted as U.S. counsel to the Company in connection with the execution and delivery of the Financing Agreement and the Rights Agreement and the preparation and filing of the Registration Statement. In the course of this, we have participated in certain teleconferences with representatives of the Company and you in which conferences the contents of the Registration Statement and the related prospectus were discussed. Although we have not independently checked the accuracy or completeness of, or otherwise verified any statement of fact contained in, the Registration Statement (including the Prospectus and any document incorporated by reference therein, in the course of foregoing representation no facts have come to the attention of the attorneys in our firm who participated in such representation which have caused us to believe that the Registration Statement (including the Prospectus and any document incorporated by reference therein, but excluding any financial statements contained or incorporated by reference therein) contains any untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  [To the extent the law of the Kingdom of the Netherlands may be relevant to the opinions expressed in paragraph [3, 4 or 5], we have, without having made any independent investigation with respect thereto, relied upon and assumed the correctness of the opinion of [name of Netherlands counsel], a copy of which is attached hereto].(5)

                  At the request of the Company, this opinion is being delivered to you pursuant to Section 3.2(h)[(i)-(v)](6) of the Financing Agreement and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Registration

--------
            (2) Include if opinion is being delivered as a result of any of the events set forth in Section 3.2(h)(i)-(iv) of the Financing Agreement.

            (3) Include if opinion is being delivered pursuant to a Company Put Notice under Section 3.2(h)(v) of the Financing Agreement.

            (4) Include if opinion is being delivered pursuant to an Investor Call Put Notice under Section 3.2(h)(v) of the Financing Agreement.

            (5) Include if necessary to provide the opinions in paragraphs 2,3 or 4.

            (6) Select applicable provision.

Statement, the Financing Agreement and the Registration Rights Agreement without, in each instance, our prior written consent.

                                  Very truly yours,

                                    EXHIBIT B

                               DISCLOSURE SCHEDULE

SCHEDULE 5.2(b)

ASM International NV has issued a warrant to purchase 200,000 (two hundred thousand) common shares with an initial exercise price of $ 9.81375 per share. The warrants expire October 2, 2004. The (Supplemental) warrants have been issued in conjunction with zero-coupon bonds and Common Stock Purchase Warrants in October 1999. The bonds have since been redeemed with the proceeds of the exercised Common Stock Purchase Warrants.

Schedule 5.3(a): Legal structure as at July 3, 2000
All Subsidiaries are 100% held, except where indicated otherwise*

                                                                                                      Share capital
                                                                                                      issued and
                                                                                                      outstanding
                                                                                                      -----------
                                                                                                      (x 000)

       ASM International N.V.
       Bilthoven, the Netherlands                                                                      NLG 445

              ASM Netherlands Antilles N.V.                                                            USD 6
              Curacao, Netherlands Antilles

                                ASM Pacific Technology Ltd (54.875%)
                                Hong Kong
                                                    see separate sheet

              ASM America Inc (Delaware Corporation)                                                   USD 3
              Phoenix, AZ, U.S.A.
                                                    ASM Pacific Assembly Products Inc                  USD 0
                                                    Phoenix, AZ, U.S.A.

              ASM Japan KK                                                                             JPY 2,900,000
              Tokyo, Japan

              ASM Microchemistry                                                                       FIM 1,000
              Espoo, Finland

              ASM Belgium*                                                                             (euro) 62.5
              Leuven, Belgium

              NanoPhotonics (24%)                                                                      DEM 100
              Mainz, Germany

              ASM Europe BV                                                                            NLG 25
              Bilthoven, the Netherlands

                                ASM France SARL*                                                       FFR 19,000
                                Montpellier, France

                                ASM United Kingdom Sales BV*                                           GBP 6
                                Wokingham, UK

                                ASM Germany Sales BV*                                                  DEM 27
                                Haar, Germany

              ASM Wafer Process Equipment LTD*                                                         HKD 0
              Hong Kong

                                ASM Far East Marketing Ltd*                                            TWD 2,760
                                Taiwan

              ASM Korea Ltd*                                                                           WON 250,000
              Seoul, Korea

              ASM Wafer Processing Equipment Singapore Ltd*                                            SGD 2
              Singapore

                                                                                                      Share capital
                                                                                                      issued and
                                                                                                      outstanding
                                                                                                      -----------
                                                                                                        (x 000)
ASM International N.V.
Bilthoven, the Netherlands

           ASM Netherlands Antilles N.V.
           Curacao  54.875%*

                           ASM Pacific Technology Ltd
                           Hong Kong                                                                   HKD 38,000

                                   ASM Asia Ltd*                                                       HKD 1
                                    Hong Kong
                                   ASM Assembly Automation Ltd                                         HKD 1
                                    Hong Kong
                                   ASM Assembly Materials Ltd                                          HKD 10
                                    Hong Kong
                                   ASM Assembly Equipment Bangkok Ltd*                                 Baht 7,000
                                    Thailand
                                   ASM Assembly Equipment (M) Sdn. Bnd*                                MYR 10
                                    Thailand
                                   ASM Assembly Equipment Trading*                                     US$ 200
                                   (Shanghai) Co Ltd, PRC
                                   ASM Assembly Products B.V.*                                         NLG 40
                                    Bilthoven, the Netherlands
                                   ASM Assembly Technology Co, Ltd*                                    JPY 10,000
                                    Tokyo, Japan
                                   ASM Pacific International Marketing Ltd*                            HKD 100
                                    Cayman Islands
                                   ASM Pacific (Bermuda) Ltd*                                          USD 120
                                    Cayman Islands
                                   ASM Pacific Investments Ltd.*                                       HKD 2
                                    Hong Kong
                                   ASM Pacific KOR Ltd*                                                HKD 500,000
                                    Hong Kong
                                   ASM Pacific STJ Ltd*                                                HKD 1
                                    Guernsey, Channel Islands
                                   ASM Technology Singapore Pte, Ltd                                   SGD 10,000
                                    Singapore
                                   ASM Technology (M) Sdn. Bhd.                                        MYR 2
                                    Malaysia
                                   Capital Equipment Distribution Ltd*                                 HKD 1
                                    Guernsey, Channel Islands
                                   Shenzhen ASM Micro Electronic                                       see Note 1
                                   Technology Co. Ltd (**)
                                    Shenzhen, People's Republic of China
                                   Shenzhen ASM Precision                                              see Note 2
                                   Machinery Manufactory Ltd (**)
                                    Shenzhen, People's Republic of China

(**) Annual Report ASM Pacific Technology Ltd, page 49, note 1 + note 2


13 INTEREST IN SUBSIDIARIES

Note 1: Under a joint venture agreement, the Group has contributed 100% of the registered capital of HK$155,000,000 in Shenzhen ASM Micro Electronic Technology Co., Limited ("MET"), a co-operative joint venture company established in the People's Republic of China ("PRC") with a term of 10 years commencing from October 1994. At December 31, 1999, the Group has paid up approximately HK$123,119,000 as registered capital of MET. The Group is to bear the entire risk and liabilities of MET and, other than a fixed annual amount attributable to assets contributed by the PRC joint venture partner, is entitled to the entire profit or loss of MET. On cessation of the joint venture company, the Group will be entitled to all assets other than those contributed by the PRC joint venture partner and those irremovable building improvements.

Note 2: Under a joint venture agreement, the Group has contributed 88% of the registered capital of HK$45,224,000 in Shenzhen ASM Precision Machinery Manufactory Limited, an equity joint venture company in the PRC with a term of 10 years commencing from October 1990. However, under the joint venture agreement, the Group will be entitled to 100% of the joint venture company's profit after deducting a fixed annual amount attributable to assets contributed by the PRC joint venture partner. On cessation of the joint venture company, the Group will be entitled to all assets other than those contributed by the PRC joint venture partner and those irremovable building improvements.

NOTE

The subsidiaries marked with * represent subsidiaries that do not own material assets or are not subject to material liabilities. In addition, 5 dormant companies have been omitted from the above structure, as follows:

*        Hamilcar B.V.
         Rembrandt Lease & Finance B.V.
         CVTR Development B.V.
         Ingebel B.V.
         ASM Ion Implant B.V.

July 3, 2000/ RdJ

SCHEDULE 5.3(b)

ASM Pacific Technology Ltd operates an Employee Share Incentive Scheme. A new Scheme was approved by the Extraordinary General Meeting of Shareholders on June 25, 1999 for a term of 10 years under which 5% of the issued share capital can be subscribed for or purchased under Directives of the Trustees of the Scheme.